Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP ATTORNEYS AT LAW 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607 PO Drawer 17803, Raleigh, NC 27619 P: 919.781.4000 F: 919.781.4865 www.wyrick.com

March 1, 2016

Yadkin Financial Corporation

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as North Carolina counsel to Yadkin Financial Corporation, a North Carolina corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”), as publicly filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on March 1, 2016. The Registration Statement was filed pursuant to the Securities Act of 1933, as amended (the “Act”) and relates to an aggregate of up to 794,875 shares of the Company’s voting common stock, par value $1.00 per share (the “Securities”), to be issued pursuant to (1) the CapStone Bank 2006 Nonstatutory Stock Option Plan; (2) the FNB Financial Services Corporation Long-Term Stock Incentive Plan; (3) the LSB Bancshares, Inc. Comprehensive Equity Compensation Plan for Directors and Employees; (4) the NewBridge Bancorp 2015 Long-Term Stock Incentive Plan; (5) the NewBridge Bank Employees 401(k) Plan; (6) the Patriot State Bank 2007 Incentive Stock Option Plan; (7) the Patriot State Bank 2007 Nonstatutory Stock Option Plan; (8) the Premier Commercial Bank Director Stock Option Plan; and (9) the Premier Commercial Bank Employee Stock Option Plan (collectively, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K promulgated under the Act.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by shareholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Yadkin Financial Corporation

March 1, 2016

This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction. This opinion does not extend to compliance with federal or state securities laws relating to the offer or sale of the Securities.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance and the delivery of any Securities, the Registration Statement automatically became effective under the Act, and the Securities will have been registered under the Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities.

Based upon the foregoing, it is our opinion that the Securities, when issued and delivered in the manner and upon the terms and conditions stated in the respective Plans, and in accordance with resolutions adopted by the Company’s Board of Directors, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended for use in connection with issuance and delivery of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP

WYRICK ROBBINS YATES & PONTON LLP